As filed with the Securities and Exchange Commission on December 14, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT Under The Securities Act of 1933

Abbott Laboratories

(Exact name of registrant as specified in its charter)

Illinois	36-0698440
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Abbott Park Road Abbott Park, Illinois	60064-6400
(Address of Principal Executive Offices)	(Zip Code)

ABBOTT LABORATORIES STOCK RETIREMENT PROGRAM

(Full title of the plan)

Hubert L. Allen

Abbott Laboratories

100 Abbott Park Road

Abbott Park, Illinois 60064-6400
(Name and address of agent for service)

(224) 667-6100

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee (3)
Common Shares (without par value) (1)	10,000,000	$106.34	$1,063,400,000	$116,016.94

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”) this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)	In accordance with Rule 416(a) under the Securities Act, this registration statement shall be deemed to cover any additional shares of the Registrant’s Common Shares, which may be issued pursuant to the employee benefit plan described herein to prevent dilution from stock splits, stock dividends or similar transactions.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, and based upon the average of the high and low prices of the Registrant’s Common Shares as reported on the New York Stock Exchange on December 11, 2020.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, the contents of the following Registration Statements on Form S-8 filed by Abbott Laboratories, an Illinois corporation (the “Company” or the “Registrant”) are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein: Registration Statement on Form S-8 filed October 12, 2018 (File No. 333-227802), Registration Statement on Form S-8 filed June 5, 2015 (File No. 333-204772), Registration Statement on Form S-8 filed October 12, 2010 (File No. 333-169888), Registration Statement on Form S-8 filed August 26, 2008 (File No. 333-153198), Registration Statement on Form S-8 filed March 7, 2007 (File No. 333-141116), Registration Statement on Form S-8 filed May 12, 2005 (File No. 333-124849), Registration Statement on Form S-8 filed September 29, 2003 (File No. 333-109253), Registration Statement on Form S-8 filed December 23, 2002 (File No. 333-102180), Registration Statement on Form S-8 filed November 30, 2001 (File No. 333-74224), Registration Statement on Form S-8 filed December 21, 1999 (File No. 333-93257), Registration Statement on Form S-8 filed December 23, 1998 (File No. 333-69579), Registration Statement on Form S-8 filed December 29, 1997 (File No. 333-43383), Registration Statement on Form S-8 filed January 10, 1997 (File No. 333-19511), Registration Statement on Form S-8 filed December 18, 1995 (File No. 333-65127), Registration Statement on Form S-8 filed December 16, 1994 (File No. 333-56897), Registration Statement on Form S-8 filed December 20, 1993 (File No. 333-51585), and Registration Statement on Form S-8 filed August 4, 1992 (File No. 333-50452).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Abbott Laboratories, an Illinois corporation (the “Company” or the “Registrant”), with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2019;

(b)	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020;

(c)	The Company’s Current Reports on Form 8-K filed on January 8, 2020, February 11, 2020, February 27, 2020, April 28, 2020, June 24, 2020, November 12, 2020 and November 20, 2020; and

(d)	The description of the Company’s common shares, without par value, included as Exhibit 4.34 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number
Exhibit Description
4.1	Restated Articles of Incorporation of Abbott Laboratories (incorporated by reference to Exhibit 3.1 of Abbott Laboratories’ Quarterly Report for the quarter ended March 31, 1998; File No. 1-2189)
4.2	By-Laws of Abbott Laboratories, as amended and restated, effective April 24, 2020 (incorporated by reference to Exhibit 3.1 of Abbott Laboratories’ Current Report on Form 8-K filed on February 27, 2020; File No. 1-2189)
5.1	Opinion of Winston & Strawn LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Winston & Strawn LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in North Chicago, Illinois, on December 14, 2020.

Abbott Laboratories

By:	/s/ Robert B. Ford
Robert B. Ford
President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints, jointly and severally, Robert B. Ford and Hubert L. Allen, and each of them, as his or her attorneys-in-fact and agents, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 14, 2020.

Signature	Title

/s/ Robert B. Ford	President and Chief Executive Officer, Director
Robert B. Ford	(Principal Executive Officer)

/s/ Robert E. Funck, Jr.	Executive Vice President, Finance and Chief Financial Officer
Robert E. Funck, Jr.	(Principal Financial Officer)

/s/ Philip P. Boudreau	Vice President, Finance and Controller
Philip P. Boudreau	(Principal Accounting Officer)

/s/ Miles D. White
Miles D. White	Executive Chairman of the Board

/s/ Robert J. Alpern, M.D.
Robert J. Alpern, M.D.	Director

/s/ Roxanne S. Austin
Roxanne S. Austin	Director

/s/ Sally E. Blount, Ph.D.
Sally E. Blount, Ph.D.	Director

/s/ Michelle A. Kumbier
Michelle A. Kumbier	Director

/s/ Edward M. Liddy
Edward M. Liddy	Director

/s/ Darren W. McDew
Darren W. McDew	Director

/s/ Nancy McKinstry
Nancy McKinstry	Director

/s/ Phebe N. Novakovic
Phebe N. Novakovic	Director

/s/ William A. Osborn
William A. Osborn	Director

/s/ Daniel J. Starks
Daniel J. Starks	Director

/s/ John G. Stratton
John G. Stratton	Director

/s/ Glenn F. Tilton
Glenn F. Tilton	Director

THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Abbott Laboratories Stock Retirement Program has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in unincorporated Lake County, and State of Illinois, on the 14th day of December, 2020.

ABBOTT LABORATORIES STOCK RETIREMENT PROGRAM

By:	/s/ Marlon Sullivan
Marlon Sullivan, Plan Administrator